NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT(S):	Lisa Miles (Investor)
800-MAXIMUS x 11637

DATE: July 23, 2007		Rachael Rowland (Media)
800-MAXIMUS x 11688

– MAXIMUS TO EXPLORE STRATEGIC ALTERNATIVES FOR ENHANCING
SHAREHOLDER VALUE –

(RESTON, Va.– July 23, 2007)– MAXIMUS (NYSE:MMS), a leading provider of government services, announced today that it has retained UBS Investment Bank as financial advisor to assist the Board of Directors in exploring strategic alternatives to enhance shareholder value, including a possible sale of the Company.  In consultation with its advisor, the Company expects to review a range of options to best position the Company to capitalize on growth opportunities in the government market. The Company does not expect to disclose further developments regarding the process until the review of strategic alternatives has been completed, and there can be no assurances about the outcome of this process.

CEO Richard Montoni, commented, “Over the past year, we have worked to focus our business on its core strengths, improve profitability, and address legacy issues which has resulted in a stronger organization with a clear strategic direction.  Our pursuit of strategic alternatives is just another step towards realizing the full potential of the Company."

Peter Pond, Chairman of the MAXIMUS Board, stated, “Our priority now is to best position MAXIMUS to continue its mission of serving the government market and to provide a platform for accelerated growth going forward.  We believe this process will benefit our clients and employees as well as our shareholders.”

“Since its founding over 30 years ago, MAXIMUS has established a leading brand and unrivaled capability within the government health and human services market by providing cost-effective solutions that best satisfy client needs.  The Company’s success is based on its two greatest assets – its dedicated employees who lead the market in subject matter expertise and the hundreds of long-term client relationships we have established over the years,” Mr. Pond concluded.

NEWS RELEASE CONTINUED

The Company will host a conference call on Tuesday, July 24, 2007, at 8:30 a.m. (ET).  The call is open to the public and can be accessed under the Investor Relations page of the Company’s website at www.maximus.com or by calling:

800.552.8050 (Domestic)/ 206.902.3258 (International)

For those unable to listen to the live call, a replay will be available through August 3, 2007.  Callers can access the replay by registering for the digital playback at the following website:
http://reg.linkconferencecall.com/DigitalPlayback/DigitalPlaybackRegistration.aspx?recid=5641. Upon registration, participants will receive an email with the call back information.

MAXIMUS is one of America's leading government services companies devoted to providing program management, consulting and information technology services. The Company has more than 5,200 employees located in more than 220 offices in the United States, Canada and Australia.

Statements that are not historical facts, including statements about the Company's confidence and strategies and the Company's expectations about revenues, results of operations, profitability, future contracts, market opportunities, market demand or acceptance of the Company's products are forward-looking statements that involve risks and uncertainties. These uncertainties could cause the Company's actual results to differ materially from those indicated by such forward-looking statements and include reliance on government clients; risks associated with government contracting; risks involved in managing government projects; legislative changes and political developments; opposition from government unions; challenges resulting from growth; adverse publicity; and legal, economic, and other risks detailed in Exhibit 99.1 to the Company's most recent quarterly on Form 10-Q filed with the Securities and Exchange Commission (file number 001-12997).

CONTACT: MAXIMUS
Investor Relations:
Lisa Miles, 703-251-8637
or
Public/Media Relations:
Rachael Rowland, 703-251-8688

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